Exhibit 10.2

Amendment to Amended and Restated Stock Incentive Plan

AMENDMENT TO AMERICA’S CAR-MART, INC.

Amended and Restated Stock Incentive Plan

Approved August 29, 2018

America’s Car-Mart, Inc., a Texas corporation (the “Company”), hereby amends (the “Amendment”) the America’s Car-Mart, Inc. Amended and Restated Stock Incentive Plan (the “Plan”), as set forth herein.

1. Background Information. The Company originally established the Plan effective as of October 12, 2005 and subsequently amended and restated the Plan effective as of August 5, 2015. Section 9.1 of the Plan provides that the board of directors of the Company may at any time amend the Plan in whole or in part; provided, however, that no amendment that requires stockholder approval will be effective unless such amendment is approved by the requisite vote of stockholders of the Company entitled to vote thereon. The Company wishes to amend the Plan as set forth in this Amendment to increase the number of authorized shares that may be issued under the Plan. The Company submitted this Amendment for approval by the requisite vote of stockholders of the Company entitled to vote thereon at the 2018 annual meeting of stockholders held on August 29, 2018.

2. Amendment to Article IV – Shares Subject to the Plan. Article IV, Section 4.1 of the Plan is hereby amended in its entirety to read as follows:

“4.1 Number of Shares Available. Subject to adjustment as provided in Section 4.3, there is hereby authorized 450,000 Shares for issuance under this Plan (which number includes all shares available for delivery under this Section 4.1 since the establishment of the Plan in 2005).”

IN WITNESS WHEREOF, the undersigned certifies that this Amendment was adopted by the board of directors of the Company at a meeting duly called and held on the 23rd day of May, 2018, and approved by the stockholders of the Company at the 2018 annual meeting of stockholders duly called and held this 29th day of August, 2018.

America’s Car-Mart, Inc.

By: /s/ Vickie D. Judy
Vickie D. Judy
Chief Financial Officer and Secretary